UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2019

OPES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Park Plaza Torre I

Javier Ramos Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

(Address of Principal Executive Offices) (Zip Code)

+52 (55) 5992-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	OPESU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	OPES	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	OPESW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, Opes Acquisition Corp. (the “Company”) has scheduled a special meeting of stockholders (“Special Meeting”) to be held on September 16, 2019 at 10:00 am EST. At the Special Meeting, stockholders of the Company will vote on, among other matters, a proposal to extend the date by which the Company has to consummate an initial business combination from September 16, 2019 to November 15, 2019.

Notwithstanding anything to the contrary contained in the definitive proxy statement mailed to stockholders for the Special Meeting (the “Proxy Statement”), the Company has determined to allow holders of shares of common stock issued in the Company’s initial public offering (the “public shares”) to elect to convert their public shares into their pro rata portion of the funds held in the Company’s trust account established in connection with the initial public offering at any time up until the vote at the Special Meeting. Accordingly, conversion requests can still be submitted to the Company’s transfer agent in accordance with the instructions contained in the Proxy Statement up until 10:00 am EST (or such later time if the Special Meeting is otherwise adjourned).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2019

OPES ACQUISITION CORP.

By:	/s/ Miguel Angel Villegas
Name: Miguel Angel Villegas
Title: Chief Financial Officer

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